Exhibit 99.1

Angel Reports Third Quarter 2026 Results

Angel (NYSE: ANGX) announced the following financial results for the quarter ended September 30, 2026:

•	Delivered total revenue growth of 107.7% year-over-year to $159.0 million in Q3, and 42.4% quarter-over-quarter
●	Delivered Guild revenue of $115.6 million, up 95.3% year-over-year and 27.5% quarter-over-quarter
•	The Angel Guild membership grew to 2.94 million paying members, up 1.36 million net new members year-over-year
•	Reduced net loss to $5.2 million, from $23.8 million in Q2 2026 and $38.5 million in Q3 2025
•	Adjusted EBITDA was a loss of $10.9 million for the nine months ended September 30, 2026, compared to a loss of $78.8 million for the nine months ended September 30, 2025
•	Reiterated full-year 2026 guidance of an Adjusted EBITDA loss of less than $25 million
●	Generated positive operating cash flow of $10.3 million

Company Highlights

•	Led the quarter with the release of Young Washington, which drove Guild memberships while delivering $47 million at the domestic box office, Angel’s highest-grossing release of 2026
•	Continued to scale Angel’s TV and film library to over 1,500 releases, up from 837 releases on December 31, 2025
•

Completed the previously announced acquisitions of Tuttle Twins and The Wingfeather Saga, increasing total class A common stock share count by 9.4 million, and as of September 30, 2026 there are 196,323,468 shares issued and outstanding

CEO Commentary
Our model continues to show results, surpassing analyst expectations. Q3 revenue more than doubled year-over-year to $159 million, and we added approximately 335,000 net new members in the quarter to reach 2.94 million paying Guild members, while the rest of the US subscription video on demand (SVOD) industry lost 1.7 million subscribers, according to Antenna*. Just as important, we are scaling more efficiently. Guild selling and marketing expense was 55% of Guild revenue this quarter, compared to 75% a year ago.

The Angel team has more than doubled revenue in our first year as a publicly listed company. But we have greater ambitions than that. I am reminded of a quote from Cabrini, “The world is too small for what [we] intend to do.”

* Source: Antenna, “Premium SVOD: Q3'26 Net Additions Down Slightly; September Programming Yields Growth,” https://www.antenna.live/insights/premium-svod-q326-net-additions-down-slightly-september-programming-yields-growth. Antenna figures reflect net subscriber additions for U.S. premium SVOD services in Q3 2026.

Note: Adjusted EBITDA is a non-GAAP financial measure. See Note 1 for additional information regarding Adjusted EBITDA. A reconciliation to the most comparable GAAP financial measure is provided under “Reconciliation of Net Loss to Adjusted EBITDA.”

Angel Guild Operating and Financial Data

	Three Months Ended			Nine Months Ended
$, in millions (except where noted)	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Paying Guild members (#, in millions, as of period end)	2.94	2.61	1.58	2.94	1.58
Net member additions (#, in thousands)	~335	~390	~269	~939	~1,030
Guild revenues	$115.6	$90.7	$59.2	$289.7	$140.7
Guild revenues as % of total revenues	72.7%	81.2%	77.4%	75.1%	66.5%
Guild selling and marketing expense as % of Guild revenues	55.2%	52.8%	75.0%	51.2%	79.5%

Guild Business Highlights

•	Guild revenue grew 95.3% year-over-year and 27.5% quarter-over-quarter to $115.6 million, driven by 86.1% year-over-year growth in paying members
•	Paying Guild members grew from 2.61 million to 2.94 million during the quarter, a 12.6% quarter-over-quarter increase
•	Added approximately 335,000 net members in Q3 2026 and approximately 939,000 in the first nine months of 2026
•	Guild selling and marketing expense was 55% of Guild revenue, compared to 75% in Q3 2025

Theatrical Highlights and Outlook

• Theatrical release revenue was $29.0 million in Q3 2026, up from $5.5 million in Q3 2025, with the release of Young Washington, Brink of War and Runner

• Angel's holiday slate is built for the big screen and timed for the season when families go to the movies together. It opens with Drummer Boy, a period-piece musical, continues with Hershey, a heartwarming story of the Hershey Company’s roots, and closes at Christmas with Zero A.D., the story of the birth of Christ

Third Quarter Financial Highlights

	Three Months Ended			Nine Months Ended
$, in millions	September 30, 2026	June 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenue
Guild	$115.6	$90.7	$59.2	$289.7	$140.7
Other	43.4	21.0	17.3	96.1	70.9
Total	$159.0	$111.7	$76.5	$385.8	$211.6
Profitability
Gross margin %	63%	54%	55%	60%	62%
Operating loss	$(10.3)	$(18.5)	$(38.0)	$(31.5)	$(92.9)
Net loss	$(5.2)	$(23.8)	$(38.5)	$(42.7)	$(91.5)
Adjusted EBITDA	$(3.2)	$(11.7)	$(32.6)	$(10.9)	$(78.8)
Cash Flow
Net cash provided by (used in) operating activities	$10.3	$16.9	$(32.1)	$29.1	$(52.5)
Balance Sheet (as of period end)
Deferred revenue	$98.5	$82.5	$50.7	$98.5	$50.7
Cash and cash equivalents	$45.6	$48.0	$63.3	$45.6	$63.3

Note: Adjusted EBITDA is a non-GAAP financial measure. See Note 1 for additional information regarding Adjusted EBITDA. A reconciliation to the most comparable GAAP financial measure is provided under “Reconciliation of Net Loss to Adjusted EBITDA.”

Income Statement

•	Total revenue was $159.0 million, up 107.7% year-over-year and 42.4% quarter-over-quarter
•	Q3 2026 Gross margin was 63%, compared to 55% in Q3 2025 and 54% in Q2 2026
•	Net loss was $5.2 million, or $0.03 per share, compared to $38.5 million, or $0.25 per share, in Q3 2025

•

Adjusted EBITDA loss was $3.2 million, compared to a loss of $11.7 million in Q2 2026 and a loss of $32.6 million in Q3 2025; nine-month 2026 Adjusted EBITDA loss of $10.9 million, compared to a $78.8 million loss in the first nine months of 2025

Balance Sheet

•	As of September 30, 2026, Angel had cash and cash equivalents of $45.6 million, up $1.5 million from $44.1 million as of December 31, 2025
•	Year to date, positive operating cash flow of $29.1 million compared to a negative $52.5 million through September 30, 2025
•	Deferred revenue grew to $98.5 million, from $82.5 million at June 30, 2026 and $66.5 million at December 31, 2025, reflecting growth in annual Guild memberships, which are paid in advance
•	Total notes payable stood at $75.5 million compared to $97.2 million at December 31, 2025
•	Angel holds 304 bitcoin which was valued at $25.4 million as of September 30, 2026 compared to a value of $26.5 million as of December 31, 2025

Webinar Information

The Company will host a webinar on Wednesday, November 11, 2026, at 8:00 a.m. Eastern Time to discuss the results and answer questions from the sell side community. Dial-in: 1-877-407-0779 (international: 1-201-389-0914). The webcast can be accessed [HERE]. A replay will be available within 24 hours after the webinar on the Company’s investor relations website at https://angx.com.

Notes

Note 1. Non-GAAP Financial Measures

“Adjusted EBITDA” is a non-GAAP financial measure defined by the Company as earnings before interest, taxes, depreciation, amortization, stock compensation expense, and the gain/loss on digital assets, as well as exceptional items. Management uses Adjusted EBITDA as a supplemental measure of operating performance to evaluate the performance of the Company’s core business operations, to facilitate comparisons of operating results across reporting periods, and to assist in planning and forecasting future periods. Adjusted EBITDA is presented as a supplemental measure of the Company’s operating performance and should not be considered in isolation or as a substitute for net loss or any other measure of financial performance calculated in accordance with GAAP.

Note 2. Other Definitions

Paying Guild members

Angel Guild paying members represents the number of memberships with an active paid Angel Guild subscription as of the end of the period.

Guild selling and marketing expense
Guild selling and marketing expense is the portion of our selling and marketing expense spent on acquiring and retaining Angel Guild members. It consists mainly of paid digital advertising and other member-acquisition and retention marketing. It excludes marketing for theatrical releases and other non-Guild marketing. We present it as a percentage of Angel Guild revenue for the same period, which shows how efficiently we grow the Guild.

Consolidated Financial Statements

Angel Condensed Consolidated Statements of Operations

(unaudited)

	Three Months Ended September 30,
	2026	2025
Revenues	$ 159,015,551	$ 76,542,482
Operating expenses
Cost of revenues	59,016,013	34,333,955
Selling and marketing	92,104,919	64,683,558
General and administrative	12,885,778	10,125,018
Research and development	4,682,302	4,102,827
Legal expense	676,451	1,275,008
Total operating expenses	169,365,463	114,520,366
Operating loss	(10,349,912)	(37,977,884)
Other income (expense)
Net gain on digital assets	7,588,558	2,071,977
Interest expense	(4,279,857)	(3,978,212)
Interest income	797,730	1,510,548
Other income (expense)	974,309	(125,000)
Total other income (expense), net	5,080,740	(520,687)
Loss before income tax expense	(5,269,172)	(38,498,571)
Income tax benefit	(115,239)	—
Net loss	$ (5,153,933)	$ (38,498,571)
Net income (loss) attributable to noncontrolling interests	(1,642)	(57,596)
Net loss attributable to controlling interests	(5,152,291)	(38,440,975)
Net loss per common share
Basic and diluted	$ (0.027)	$ (0.245)
Weighted average common shares outstanding
Basic and diluted	189,346,763	156,797,109

Reconciliation of Net Loss to Adjusted EBITDA

(unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2026	2025	2026	2025
Net loss	$ (5,153,933)	$ (38,498,571)	$ (42,704,015)	$ (91,535,374)
Add (deduct):
Interest expense, net	3,482,127	2,467,664	11,355,960	4,241,830
Depreciation and amortization	2,935,933	2,473,738	9,119,888	6,912,773
Stock-based compensation	4,266,958	3,021,608	11,280,813	7,781,373
Net loss (gain) on digital assets	(7,588,558)	(2,071,977)	1,191,740	(6,225,200)
Income tax benefit	(115,239)	—	(115,239)	—
Misc. (gain) on acquisition	(1,026,151)	—	(1,026,151)	—
Adjusted EBITDA	$ (3,198,863)	$ (32,607,538)	$ (10,897,004)	$ (78,824,598)

Angel Condensed Consolidated Balance Sheets

(unaudited)

	September 30, 2026	December 31, 2025
Assets
Current assets
Cash and cash equivalents	$ 45,561,046	$ 44,083,233
Accounts receivable, net	38,475,784	51,122,866
Current portion of licensing receivables, net	9,249,756	9,695,562
Royalty advance	24,433,428	13,827,626
Prepaid expenses and other	17,623,119	16,148,668
Total current assets	135,343,133	134,877,955
Licensing receivables, net	7,021,321	2,579,252
Digital assets	25,408,776	26,527,560
Investments in affiliates	44,301,052	46,014,881
Content, net	29,067,311	6,272,925
Capitalized software, net	15,382,561	13,308,247
Operating lease right-of-use assets	3,440,003	3,240,021
Intangible assets, net	6,459,332	3,850,035
Goodwill	31,520,390	—
Other long-term assets	18,099,282	4,740,687
Total assets	$ 316,043,161	$ 241,411,563
Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$ 40,713,563	$ 39,960,272
Accrued expenses	13,628,794	24,487,884
Current portion of accrued licensing royalties	49,816,254	31,257,950
Current portion of notes payable	18,071,492	55,473,665
Current portion of operating lease liabilities	1,353,921	1,284,747
Deferred revenue	98,518,187	66,534,622
Total current liabilities	222,102,211	218,999,140

Accrued licensing royalties, long-term	15,291,906	4,441,758
Notes payable, net of current portion	57,385,059	41,692,404
Operating lease liabilities, net of current portion	2,197,800	2,058,585
Other long-term liabilities	8,938,819	—
Total liabilities	$ 305,915,795	$ 267,191,887
Commitments and contingencies (see Note 6 in 10Q)
Stockholders’ equity
Common stock, $0.0001 par value, 700,000,000 shares authorized; 196,323,468 and 169,095,572 shares issued and outstanding as of September 30, 2026, and December 31, 2025, respectively	$ 19,632	$ 16,909
Additional paid-in capital	294,582,485	210,079,998
Noncontrolling interests	(193,790)	5,653,837
Accumulated deficit	(284,280,961)	(241,531,068)
Total stockholders’ equity	10,127,366	(25,780,324)
Total liabilities and stockholders’ equity	$ 316,043,161	$ 241,411,563

Angel Selected Cash Flow Information

(unaudited)

	Nine Months Ended September 30,
	2026	2025
Net cash and cash equivalents provided by (used in)
Operating activities	$ 29,116,725	$ (52,455,381)
Investing activities	(24,499,362)	(21,779,842)
Financing activities	(3,139,550)	130,350,660
Net increase in cash and cash equivalents	1,477,813	56,115,437
Cash and cash equivalents, beginning of period	44,083,233	7,211,826
Cash and cash equivalents, end of period	$ 45,561,046	$ 63,327,263

About Angel

Angel (NYSE: ANGX) is a media and technology company successfully pioneering a first-of-its-kind audience-driven model. Founded by brothers who struggled to find films they could watch with their children, Angel was built on the belief that there was a global audience hungry for values-driven storytelling that amplifies light, celebrates hope, and inspires the moral imagination of viewers. That audience became the Angel Guild, a rapidly growing community of approximately 2.94 million paying members* who watch, screen, and vote on which films and television series get produced and distributed on the Angel platform. According to Rotten Tomatoes, Angel’s releases average among the highest audience satisfaction scores in the industry.** It has done so while evolving a new economic model that shares profits more fully with filmmakers, with cumulative filmmaker earnings of $323 million, as of September 30, 2026. For more information, visit www.angel.com.

*As of September 30, 2026. For the most recent Guild membership number, visit https://www.angel.com/impact.

**www.rottentomatoes.com Popcornmeter (Data sourced October 9, 2026).

Forward-Looking Statements

This press release may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are often identified by words such as “expects,” “believes,” “may,” “will,” “should,” “would,” or similar expressions. Statements regarding the Company's 2026 theatrical slate, Guild growth expectations, Adjusted EBITDA guidance, and other expectations regarding future performance are forward-looking statements based on management's current expectations and assumptions. These forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those expressed or implied.

Actual results may differ materially from those anticipated due to a number of risks and uncertainties, including but not limited to: the Company's ability to grow and retain its Angel Guild membership base; the performance of the Company's theatrical and streaming content releases, including audience reception and box office results; competitive pressures from other streaming platforms, studios, and entertainment alternatives; adverse macroeconomic conditions, including inflation, changes in consumer spending, or capital market disruptions that could affect the Company's access to financing or its operating costs; and other risks described from time to time in the Company's filings with the Securities and Exchange Commission, including the risks and uncertainties described under the heading “Risk Factors” in the Company's most recent Annual Report on Form 10-K and in any subsequent Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission.

The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise, except as required by law.

Contacts

Investors

Luk Janssens, Head of Investor Relations

InvestorRelations@angel.com

Media

Sarah Amro, Corporate Communications

press@angel.com